Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-213280) and Form S-8 (No. 333-206803 and No. 333-221019) of Medigus Ltd. of our report dated March 22, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
March 22, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited